Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Hollywood Entertainment EDU Holding, Inc. (the “Company”) for the six months ended June 30, 2016, I, David Lau, Chief Executive Officer of the Company and I, Alan J. Bailey Chief Financial Officer hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Quarterly Report on Form 10-Q for the six months ended June 30, 2016, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Quarterly Report on Form 10-Q for the six months ended June 30, 2016, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 20, 2016

/s/ David Lau
David Lau
Chief Executive Officer

/s/ Alan J. Bailey
Alan J. Bailey
Chief Financial Officer